                         CONSENT OF INDEPENDENT ACCOUNTS



We consent to the inclusion in this registration statement on Form S-3 of our report dated June 20, 1997, on our audits of the financial statements of Gary Hanna Nissan, Inc. We also consent to the reference to our firm under the caption "Experts".







/s/ Coopers & Lybrand L.L.P.
Princeton, New Jersey
November 10, 1997